Exhibit 99.1

Consent of Financial Advisor

We have issued our opinion dated December 1, 2011, to the Premier Board of Directors in connection with and for purposes of evaluating the fairness of the Merger from a financial point of view to Premier, included in the Registration Statement on Form S-4 of Premier Alliance Group, Inc.  We hereby consent to include such opinion and to the inclusion of the description of our opinion regarding the fairness of the Merger in the section of the Form S-4 entitled “Summary - Opinion of Financial Advisor to Premier.”  Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

BURNHAM SECURITIES INC.

By:	/s/ Joel Gardner
Joel Gardner
Senior Managing Director

New York, New York
December 1, 2011